SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                FEBRUARY 10, 1998
                                -----------------
                        (Date of Earliest Event Reported)


                       NEW ENGLAND COMMUNITY BANCORP, INC.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)

       DELAWARE                                         06-1116165
       --------                                         ----------
 (Commission File Number)                     (IRS Employer Identification No.)

           OLD WINDSOR MALL, P.O. BOX 130, WINDSOR, CONNECTICUT 06095
           ----------------------------------------------------------
              (Address of principal executive offices and zip code)


                            Telephone: (860) 610-3600
                            -------------------------
              (Registrant's telephone number, including area code)

Form 8-K
New England Community Bancorp, Inc.
Commission File No. 0-14550

Item 5.      Other Matters

             At separate meetings on February 10, 1998 the Boards of Directors of New England Community Bancorp, Inc. ("NECB") and Olde Port Bank & Trust ("OPBT"), respectively, approved a definitive agreement (the "Agreement") whereby OPBT will be acquired by NECB (the "Acquisition"). OPBT will become NECB's fourth banking subsidiary.

             Under the terms of the Agreement, for each share of outstanding OPBT common stock, holders will receive NECB common stock with a market value of $200.00, subject to certain adjustments. The exact exchange ratio will be computed based upon the average closing price of NECB shares for the ten (10) days preceding the last regulatory approval. Based upon the February 9, 1998 closing price for NECB shares ($24.75), OPBT shareholders would be entitled to receive approximately 8.08 shares of NECB common stock for each share of OPBT common stock owned, with a resulting transaction value of approximately $13.8 million.

             The Acquisition is subject to customary conditions, including but not limited to the approval by federal and state bank regulatory authorities and the shareholders of OPBT. OPBT, which operates as a state-chartered commercial bank, has a single banking office at 501 Islington Street in Portsmouth, NH. At December 31, 1997, OPBT reported total assets of $47 million, total deposits of $39 million and shareholders' equity of $4.7 million.

             OPBT executive officers and directors, who, according to OPBT, hold 18,332 shares of OPBT common stock, or approximately 27.4% of the currently outstanding shares of OPBT common stock, have agreed in a separate letter agreement to vote all of their shares in favor of the Acquisition and against any other competing transaction.

             The management of NECB and OPBT anticipate that the Acquisition will close on or about June 30, 1998 and will be accounted for using the pooling or interests method of accounting.

             Attached   hereto  as  Exhibit  99.1,  is  a  joint  press  release
announcing the signing of the Agreement and providing certain supplemental information about NECB and OPBT.


Item 7.      Exhibit No.    Description

                99.1        NECB and OPBT Press Release dated February 10, 1998.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Dated:  February 25, 1998                    NEW ENGLAND COMMUNITY BANCORP, INC.


                                             BY: /s/Anson C. Hall
                                             --------------------------
                                             Anson C. Hall

Exhibit  99.1--Press Release dated February 10 1998

                                                                    Page 1 of 2

NEW ENGLAND COMMUNITY BANCORP, INC.
COMMUNITY SAVINGS BANK

NEW ENGLAND COMMUNITY BANCORP, INC.          OLDE PORT BANK AND TRUST
David A. Lentini                             Michael E. Kenslea
Chairman, President & CEO                    President & Chief Executive Officer
860-683-4601                                 603-436-8800

Anson C. Hall
V. P. & Chief Financial Officer
860-683-4610

For Immediate Release

                          NEW ENGLAND COMMUNITY BANCORP
                                   TO ACQUIRE
                   OLDE PORT BANK AND TRUST OF PORTSMOUTH, NH

WINDSOR,  CT,  February  10,  1998  --  New  England  Community  Bancorp,   Inc.
(NASDAQ:NECB) and Olde Port Bank and Trust ("Olde Port") of Portsmouth, New Hampshire, announced today the signing of a definitive agreement under which Olde Port will become the newest banking subsidiary in NECB's growing family of banks. NECB will acquire all of the outstanding common stock of Olde Port in an exchange of stock. NECB's other banks include New England Bank & Trust Company (Windsor, CT), The Equity Bank (Wethersfield, CT), and Community Bank (Bristol,
CT).

Under the terms of the agreement, for each share of outstanding Olde Port common stock, holders will receive NECB common stock with a market value of $200.00, subject to certain adjustments. The exact exchange ratio will be computed based upon the average closing price of NECB shares for the ten (10) days preceding the last regulatory approval. Based upon yesterday's closing price for NECB shares ($24.75), Olde Port shareholders would be entitled to receive approximately 8.08 shares of NECB common stock for each share of Olde Port common stock owned, with a resulting transaction value of approximately $13.8 million. The transaction is subject to approval by Olde Port shareholders and various regulatory agencies. It is anticipated that the transaction will close on or about June 30, 1998, will be accounted for as a pooling of interests and will be tax-free to Olde Port shareholders.

David A. Lentini, NECB's Chairman, President and CEO, said "We are pleased that the directors and management of Olde Port have placed their confidence in NECB. While this is our first venture outside Connecticut, our strategic plan has always focused on opportunities throughout New England. NECB is continuing to build a strong family of community banks, and we welcome Olde Port to our organization."

Olde Port President Michael E. Kenslea commented, "Meeting the banking and financial services needs of our customers remains our most important goal. Our affiliation with NECB gives us the resources we need to achieve this. Local decision making and a high level of service are important in setting community banks apart from the pack. Our Directors were unanimous in their support of the proposed merger when they became convinced of NECB's commitment to COMMUNITY BANKING."

At December 31, 1997, Olde Port reported total assets of $47 million and total deposits of $39 million. Olde Port, which operates as a state-chartered commercial bank, has a single banking office at 501 Islington Street in Portsmouth, NH.

New England Community Bancorp, Inc. is a multibank holding company whose subsidiaries serve communities throughout northcentral Connecticut. New England Bank and Trust Company is headquartered in Windsor, Connecticut. The Equity Bank is located in Wethersfield, Connecticut and Community Bank is headquartered in Bristol, Connecticut.


                               SUMMARY DATA TABLE
          Information is as of or for the year ended December 31, 1997

  (DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE DATA)
                                        NECB               OLDE PORT
                                  --------------         --------------
Total Assets                          $606,170               $46,659
Total  Loans                           411,471                27,700
Allowance for Loan Losses                9,257                   668
Total Deposits                         522,644                39,399
Total Equity                            53,823                 4,726

Net Income                              $4,635                  $643
Earnings per share                       $0.90                 $9.61

Shares Outstanding                   5,161,000                67,000
Book Value Per Share                    $10.43                $70.05
Equity/Assets                            8.88%                10.13%


                               Page 2 of 5 pages